    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 1996
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            ------------------------

                           ONYX ACCEPTANCE CORPORATION
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                       33-0577635
   (State or other jurisdiction                          (I.R.S. Employer
  of incorporation or organization)                   Identification Number)

                            8001 IRVINE CENTER DRIVE
                                   FIFTH FLOOR
                            IRVINE, CALIFORNIA 92718
               (Address of principal executive offices) (zip code)


        ONYX ACCEPTANCE CORPORATION 1996 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the plan)


                                  JOHN W. HALL
                      PRESIDENT AND CHIEF OPERATING OFFICER
                           ONYX ACCEPTANCE CORPORATION
                                   FIFTH FLOOR
                            IRVINE, CALIFORNIA 92718
                                 (714) 450-5500
(Name, address and telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                                             Proposed
                                                                    Proposed maximum          maximum
                                                  Amount to be       offering price          aggregate                Amount of
    Title of securities to be registered          registered(1)       per share(2)        offering price          registration fee
    ------------------------------------          -------------      --------------       --------------          ----------------
Options to purchase Common Stock                      1,133,304             N/A                     N/A                  N/A

Common Stock, $0.01 par value                         1,133,304          $13.82             $15,662,261               $5,401
==================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Onyx Acceptance Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Onyx Acceptance Corporation on August 28, 1996 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  Onyx Acceptance Corporation, a Delaware corporation (the "Registrant"), hereby incorporates by reference into this Registration Statement the following documents, (a) through (c) of which were previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement No. 333-00680 on Form S-1, filed with the
                  Commission on March 25, 1996, together with amendments thereto, in which there is set forth audited financial statements for the Registrant's fiscal year ended
                  December 31, 1995;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996, filed with the Commission on May 14, 1996 and August 14, 1996, respectively; and

         (c) The Registrant's Registration Statement No. 028050 on Form 8-A filed with the Commission on March 6, 1996 pursuant to
                  Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the 1933 Act. The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and require the Registrant to advance litigation expenses upon receipt by the Registrant of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

                  The Registrant has entered into agreements to indemnify its directors in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify each of the Registrant's directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services by such person as a director or officer of the Registrant, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Registrant.

                  The above discussion of the Registrant's Bylaws, Certificate of Incorporation and indemnification agreements and of the Delaware Law is not intended to be exhaustive and is respectively qualified in its entirety by such Bylaws, Certificate of Incorporation, indemnification agreements and statutes.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 8.  EXHIBITS

Exhibit Number    Exhibit
- --------------    -------

         4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 028050 on Form
                  8-A which is incorporated herein by reference pursuant to Item 3(c).

         5        Opinion and consent of Brobeck, Phleger & Harrison LLP.

         23.1     Consent of Independent Auditors - Coopers & Lybrand L.L.P.

         23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

         24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

         99.1     Onyx Acceptance Corporation 1996 Stock Option/Stock Issuance
                  Plan.

         99.2     Form of Stock Option Agreement.

         99.3     Form of Notice of Grant.

         99.4 Addendum to Stock Option Agreement (Limited Stock Appreciation Rights).

         99.5     Addendum to Stock Option Agreement (Involuntary Termination).

         99.6     Addendum to Stock Option Agreement (Special Tax Election).

         99.7     Notice of Automatic Grant (Initial).

         99.8     Notice of Automatic Grant (Annual).

         99.9     Automatic Stock Option Agreement.

         99.10    Stock Issuance Agreement.

         99.11    Addendum to Stock Issuance Agreement (Involuntary
                  Termination).

         99.12    Addendum to Stock Issuance Agreement (Special Tax Election).

ITEM 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1996 Stock Option/Stock Issuance Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 4, 1996.

                          ONYX ACCEPTANCE CORPORATION


                          By:      /s/ JOHN W. HALL
                                   -------------------------------------------
                                   John W. Hall, President and Chief Operating
                                   Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of Onyx Acceptance Corporation, a Delaware corporation, do hereby constitute and appoint John W. Hall and Don P. Duffy, and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or to amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                        TITLE                                                  DATE
- ---------                                        -----                                                  ----


/s/ JOHN W. HALL                                 President, Chief Operating Officer               September 4, 1996
- --------------------------------------------     and Director (Principal Executive Officer)
John W. Hall


/s/ BRUCE R. HALLETT                             Secretary and Director                           September 4, 1996
- --------------------------------------------
Bruce R. Hallett


/s/ DON P. DUFFY                                 Chief Financial Officer and Executive            September 4, 1996
- --------------------------------------------     Vice President (Principal Financial
Don P. Duffy                                     and Accounting Officer)

SIGNATURE                                        TITLE                                                  DATE
- ---------                                        -----                                                  ----

/s/ THOMAS C. STICKEL                            Chairman                                         September 4, 1996
- --------------------------------------------
Thomas C. Stickel


/s/ ROBERT A. HOFF                               Director                                         September 4, 1996
- --------------------------------------------
Robert A. Hoff


/s/ G. BRADFORD JONES                            Director                                         September 4, 1996
- --------------------------------------------
G. Bradford Jones

                                  EXHIBIT INDEX


Exhibit
Number        Exhibit
- -------       -------

5             Opinion and consent of Brobeck, Phleger & Harrison LLP.

23.1          Consent of Independent Auditors - Coopers & Lybrand L.L.P.

23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.

24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1          Onyx Acceptance Corporation 1996 Stock Option/Stock Issuance Plan.

99.2          Form of Stock Option Agreement.

99.3          Form of Notice of Grant.

99.4          Addendum to Stock Option Agreement (Limited Stock Appreciation
              Rights).

99.5          Addendum to Stock Option Agreement (Involuntary Termination).

99.6          Addendum to Stock Option Agreement (Special Tax Election).

99.7          Notice of Automatic Grant (Initial).

99.8          Notice of Automatic Grant (Annual).

99.9          Automatic Stock Option Agreement.

99.10         Stock Issuance Agreement.

99.11         Addendum to Stock Issuance Agreement (Involuntary Termination).

99.12         Addendum to Stock Issuance Agreement (Special Tax Election).